Exhibit 5.1

Morse, Zelnick, Rose & Lander
A LIMITED LIABILITY PARTNERSHIP

405 PARK AVENUE
NEW YORK, NEW YORK 10022-2605
212-838-1177
FAX – 212-838-9190

January 13, 2014

Methes Energies International Ltd.
3651 Lindell Road, Suite D-272
Las Vegas, Nevada, 89103

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Methes Energies International Ltd., a Nevada corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), to register the sale by the selling stockholders of up to 3,539,004 shares of common stock, $.001 par value per share (“Common Stock”) of the Company.

In this regard, we have reviewed the Company's Amended and Restated Certificate of Incorporation, resolutions adopted by the Company's Board of Directors, the Registration Statement, certain exhibits to the Registration Statement and such other records, documents, statutes and decisions, as we have deemed relevant in rendering this opinion. Based upon the foregoing we are of the opinion that:

The shares of Common Stock included in the Registration Statement have been duly authorized for issuance and are now, or, when issued upon exercise of or pursuant to the terms of the instruments which they underlie, will be legally issued, fully paid and non-assessable.

This opinion is limited to the laws of the State of Nevada, including statutory provisions, applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the related prospectus under the heading "Interest of Named Experts and Counsel." In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morse, Zelnick, Rose & Lander, LLP
Morse, Zelnick, Rose & Lander, LLP